EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of our report dated March 9, 2007, with respect to the consolidated financial statements of Insmed Incorporated, and our report dated March 9, 2007, with respect to Insmed Incorporated management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Insmed Incorporated, included in this Annual Report (Form 10-K) of Insmed Incorporated, for the fiscal year ended December 31, 2006.

Registration Statement Number	Form	Description

333-131535	Form S-3	Shelf Registration Statement

333-123695	Form S-3	Offering of Securities in July 2003, November 2004 and March 2005

333-139744	Form S-8	Insmed Incorporated Amended and Restated Employee Stock Purchase Plan

333-87878	Form S-8	Insmed Incorporated Stock Incentive Plan

333-39198	Form S-8	Insmed Incorporated Employee Stock Purchase Plan

333-129479	Form S-8	Insmed Incorporated Employee Stock Purchase Plan and Stock Incentive Plan

333-39200	Form S-8	Insmed Incorporated Stock Incentive Plan

/s/ Ernst & Young LLP

Richmond, Virginia

March 12, 2007